SUB-ITEM 77H

As of April 30, 2014, the following entity did not own 25% or more of the voting securities of MFS Lifetime 2055 Fund:

------------------------------------------
|PERSON/ENTITY                           |
------------------------------------------
|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
------------------------------------------